EXHIBIT NO. 10.44

                   FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT


         THIS FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT (the "Amendment") is executed as of this 20th day of April, 1999, by and between ROBINSON JDM LTD., an Ontario corporation ("Buyer"), and NIEMAND INDUSTRIES, INC., a Delaware corporation ("Seller").

                                    RECITALS:

         Buyer and Seller are parties to an Asset Purchase Agreement dated as of February 25, 1999 (the "Agreement"). Capitalized terms used herein without definition shall be defined in the manner set forth in the Agreement.

         As a result of certain events since the date of execution of the Agreement, the parties now desire to make certain modifications to the Agreement and to provide certain additional agreements, as hereinafter set forth.

         Accordingly, the parties agree that the Agreement shall be and hereby is amended to incorporate the following provisions, notwithstanding any provision of the Agreement to the contrary:

         1. PRELIMINARY CLOSING. The Preliminary Closing shall take place, by exchange of documents, as of the date of this Amendment, and Preliminary
Schedule 1.1(a) shall be delivered at this time.

         2.   CLOSING. The Closing shall take place on May 28, 1999.

         3.   INVENTORY.  With respect to the Inventory:

              (a) RM shall not include (i) labels which are for specific customer orders but for which there are inadequate current open orders, or (ii) items which are specifically for Avon orders ("Avon RM"), except to the extent of the lesser of (A) the amount of Avon RM received by Seller on or after April 16, 1999, and (B) the total Avon RM which is on hand at the Closing; and

              (b) FG shall not include any items which have been produced for Avon.

         3. CONTRACTS. The Contracts shall not include any purchase orders from Avon.

         4. ADDITIONAL ITEMS. At the Closing, Seller will deliver to Buyer a list of items of raw material and finished goods of the Container Business which have not been included within
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the definition of Inventory in the Agreement, as amended by this Amendment (the
"Additional Items"). Buyer agrees that, in the event it obtains orders which enable Buyer to use any of the raw materials included among the Additional Items or to sell any of the finished goods included among the Additional Items within one year after the Closing, Buyer shall purchase such items from Seller in lieu of obtaining them from an alternate source. The purchase price for each of the Additional Items shall be the price set forth on the list provided at the Closing.

         5. COMPENSATION FOR AVON TUBES. In order to compensate Seller for agreeing to retain the obligation to produce the 2,400,000 75 gram canisters which had been ordered by Avon prior to February 26, 1999 ("Avon Tubes"), and to compensate Seller for increased expenses in connection therewith, Buyer shall pay Seller an amount equal to $20.00 for each one thousand of such Avon Tubes which Seller ships to Avon (maximum aggregate amount payable hereunder:
$48,000). The payment shall be made directly to Seller, in U.S. Dollars, within five (5) days after receipt of Seller's invoice, which invoice shall be issued no earlier than the date of shipment.

         6. FULL FORCE AND EFFECT. Except as set forth in this Amendment, each and every other provision of the Agreement shall remain in full force and effect.

                                                    NIEMAND INDUSTRIES, INC.


                                                    By:  /s/ John W. Lloyd
                                                        ------------------
                                                    Its:  Secretary
                                                        ---------------------


                                                    ROBINSON JDM LTD.


                                                    By:  /s/ Ian Tippen
                                                       -------------------------
                                                    Its: President
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